Exhibit 99.1



FOR IMMEDIATE RELEASE


MILLENNIUM INDIA ACQUISITION COMPANY ANNOUNCES RECEIPT OF OPTION TO ACQUIRE AN ADDITIONAL 6% INTEREST IN THE SMC GROUP OF COMPANIES

New York - June 13, 2007 - Millennium India Acquisition Company, Inc. (MQC-AMEX) today announced that, subject to applicable law, it had acquired an option, exercisable within one month of the closing of its previously announced agreement to acquire an approximately 14.9% equity interest in the SMC Group of Companies (SMC Group), a leading financial services company in India, to subscribe to such number of Global Depository Receipts (GDRs) as would entitle it to acquire, at the same valuation, up to an additional six (6) % interest in SMC Group.

Based in New Delhi, the SMC Group is a full service financial services firm. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivate trading, on-line trading services, merchant banking, investment banking, custodial services, clearing services, and insurance brokerage. It is one of the most active trading firms in India, averaging over 130,000 trades per day and handled over $100 billion in customer transactions over the last year. Currently, the SMC Group has approximately 1,000 employees and regional offices in Mumbai, Kolkata, Chennai, Cochin, Amhedabad and Hyderabad. In addition, it has a rapidly expanding retail distribution network of more than 4,000 independent financial advisors in 800 offices, in over 200 cities across the India. This retail network, which is one of the largest in India, is currently serving the financial needs of more than 250,000 investors. More information regarding the SMC Group can be found at www.smcindiaonline.com.

Consummation of the proposed acquisition transaction is subject, among other matters, to SMC's receipt of Indian regulatory approvals and to an affirmative vote of MIAC's public shareholders. MIAC anticipates filing its preliminary proxy materials with the Securities and Exchange Commission in July 2007, with a closing expected in the Fall of 2007.

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MIAC'S  STOCKHOLDERS  AND OTHER  INTERESTED  PARTIES ARE URGED TO READ THE PROXY
STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. COPIES OF THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE WITHOUT CHARGE ONLINE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE (HTTP://WWW.SEC.GOV AND BY MAIL THROUGH REQUESTS TO MILLENNIUM INDIA ACQUISITION COMPANY INC., 330 EAST 38TH STREET, SUITE 46C NEW YORK NEW YORK 10016, ATTNETION: F. JACOB CHERIAN.

                             -----------------------

This press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about MIAC, SMC Group and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of MIAC's and SMC Group's management, are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements. The following factors, among others,


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could cause actual results to differ from those set forth in the forward-looking statements: a material variation in the assumptions upon which the projections are based, including, without limitation, the estimated number of office locations, the estimated number of trading clients, the estimated size and number of customer transactions, and an estimated Indian gross domestic product growth rate; as well as other relevant risks and uncertainties discussed in MIAC's annual report on Form 10-K for the year ended December 31, 2006.

The information set forth herein should be read in light of such risks. Additionally, SMC Group's financial information was prepared by SMC Group and derived from financial statements prepared in accordance with Indian generally accepted accounting principles. Such financial information does not conform to SEC Regulation S-X. Accordingly, such historical information will be adjusted and presented differently in MIAC's proxy statement to solicit stockholder approval of the acquisition. Statements included in this press release are based upon information known to MIAC as of the date that this press release is filed with the SEC, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

                                   * * * * * *

For further information, please contact:

F. Jacob Cherian
Chief Executive Officer
Millennium India Acquisition Company, Inc.
(516) 327-6079